UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ X] Definitive Information Statement

AJ Greentech Holdings Ltd.

(Name of Registrant as Specified In Its Charter)

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SCHEDULE 14C INFORMATION
Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

AJ Greentech Holdings Ltd.

136-20 38th Avenue, # 3G

Flushing, NY 11354

Telephone: (718) 395-8706

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders (the “Stockholders”) of shares of common stock, (the “Common Stock”), of AJ Greentech Holdings Ltd. (the “Company”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. We are sending you this Information Statement to notify you that on or about June 19, 2017, the Stockholders holding a majority voting rights of our Common Stock (the “Majority Stockholders”) approved by written consent in lieu of a meeting of Stockholders, the following actions (collectively the “Corporate Actions”): (a) that the Corporation shall amend its Certificate of Incorporation to (i) change the name of the Corporation to Sino United Worldwide Consolidated Ltd. (the “Name Change”), by filing with the documents with the Secretary of State of Nevada in the form attached hereto as Exhibit A (the “Amendment”). Our directors and majority of shareholders owning 89.28% of our outstanding Common Stock, have approved this amendment after carefully considering it and concluding that approving the amendment was in the best interests of our Company and our shareholders since the company has diversified its business in recent years, is not limited in green technology area only.

Our Board of Directors is not soliciting your proxy or consent in connection with the Corporate Actions. You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Stockholders. Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Nevada corporate law or the Company’s Certificate of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

The Corporate Actions will not become effective before a date which is twenty (20) calendar days after this Information Statement is first mailed to Stockholders. The Information Statement is being mailed on or about Jul 12, 2017, to Stockholders of record on the Record Date. The entire cost of furnishing this Information Statement will be borne by the Company.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By order of the Board of Directors of

AJ Greentech Holdings Ltd.

Date: July 12, 2017

/s/ Chu Li An

Chu Li An

CEO and CFO

GENERAL INFORMATION

This Information Statement is being first mailed on or about July 12, 2017, to stockholders of the Company by the Board of Directors of the Company (the “Board of Directors”) to provide material information regarding corporate actions that have been approved by the Written Consent of the holders of the majority of the voting rights of our Common Stock.  Our directors and majority of shareholders owning 89.28% of our outstanding Common Stock, have approved this amendment after carefully considering it and concluding that approving the amendment was in the best interests of our Company and our shareholders since the company has diversified its business in recent years, is not limited in green technology area only.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE COMPANY’S ACTIONS HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company.

OUTSTANDING VOTING SECURITIES

The Company is currently authorized to issue up to Three Hundred Ninety Four Million Five Hundred Thousand (394,500,000) shares of Common Stock. As of the record date of July 12, 2017, we had 58,985,937 shares of Common Stock issued and outstanding.

Common Stock

The Company currently has 394,500,000 shares of common stock authorized, of which 58,935,937 shares were issued and outstanding as of the Record Date. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding down of the Company, the holders of shares of common stock are entitled to share, pro rata, in all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the Record Date, by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Amount of Shares of Common Stock Beneficially Owned	Percent of Class (1)
Chu, Li An 21F-1, No 76, Section 2, Dunhua South Road, Taipei, Taiwan ROC.	10,000,000	16.96%
Tao, Pao-Ju 4F, No. 3, Ln 58, Sec. 2, Yong’an N. Rd., Luzhou Dist., New Taipei City 247, Taiwsan (R.O.C)	5,000,000	8.48%
Huang, Wen-Ling 17F, -6, No. 113, Zhongyang S. Rd., Sanchong Dist., New Taipei City 241, Taiwan, (R.O.C.)	5,000,000	8.48%
Lei, Yu-Jen 2F., No. 26, Ln 231, Sec. 1 Muzha Rd., Wenshan Dist., Taipei City 116, Taiwan (R.O.C.)	5,000,000	8.48%
Zhirong Peng 3C, Xinglong Tower, Nanhu Rd, Luohu, Shenzhen, China	5,500,000	9.32%
Youxin Peng 3C, Xinglong Tower, Nanhu Rd, Luohu, Shenzhen, China	5,500,000	9.32%
Zhou Yanru 3C, Xinglong Tower, Nanhu Rd, Luohu, Shenzhen, China	5,500,000	9.32%
All Officers and Directors as a Group (1 Person)	0	0

(1)	As of the Record Date the Company has 58,935,937 shares of Common Stock outstanding.
(2)	Ms. Chu is the CEO, CFO, Secretary and Director of the Company. The address for Ms. Chu that of the Company.

PROPOSAL NO. 1.

NAME CHANGE

The Board of Directors, and the holders of a majority of the outstanding shares of Common Stock of the Company has adopted a resolution to change the name of the corporation from “AJ Greentech Holdings Ltd.” to “Sino United Worldwide Consolidasted Ltd.” The Company has filed the Certificate of Amendments to the Company’s Certificate of Incorporation with the Secretary of State of Nevada. Article 1 to the Certificate of Incorporation, currently states as follows:

Article 1. The name of the Corporation is AJ Greentech Holdings Ltd.

The amendment to Article I of the Company’s Certificate of Incorporation, as amended, shall state as follows:

Article 1. The Name is being changed to: Sino United International Corporation

Article 1. The name of the Corporation is Sino United Internatinal Corporation

The amendment to Article I of the Company’s Certificate of Incorporation, as amended, shall state as follows:

Article 1. The Name is being changed to: Sino United Worldwide Consolidated Ltd.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on June 16, 2017;
(2)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on June 16, 2017; and

      (3) Current Report on Form 8-K filed with the SEC on June 22, 2017.

You may request a copy of these filings, at no cost, by writing to the Company at 136-20 38th Avenue, # 3G, Flushing, NY 11354, or telephoning the Company at (718) 395-8706. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we receive contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will promptly deliver a separate copy of this document to you if you call or write to it at the following address or phone number: 136-20 38th Avenue, # 3G, Flushing, NY 11354, or telephoning the Company at (718) 395-8706. If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

APPENDIX

Appendix A – Certificate of Amendments to Certificate of Incorporation.

By Order of the Board of Directors,

Date: July 12, 2017

/s/ Chu Li An

Chu Li an

APPENDIX A